                                                                    EXHIBIT 23.2


We consent to the inclusion in this registration statement on Form S-1 (Reg. No. 333-41680) of Southern Energy, Inc. SEI Trust I of our report dated September 8, 1998, with respect to the balance sheet of Berliner Kraft- und Licht (Bewag)-Aktiengesellschaft, Berlin, as of June 30, 1998 and the related statements of profit and loss and cash flows for the year ended June 30, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


                                      /s/ KPMG Deutsche Treuhand-Gesellschaft AG
                                      ------------------------------------------


Berlin, Germany
August 18, 2000